Exhibit 19.1

National RMBS Trust 2004-1

Quarterly Report as at	10 Jun 2005

This report is provided pursuant to the “Reports to Noteholders” section of the prospectus dated 21 September 2004.

A definition or description of certain terms used in this report together with a full description of the transaction may be found in the prospectus.

Further information is available to investors on Bloomberg (page reference [NRMBS]). Information in this report and on Bloomberg have been sourced from the same data.

Differences in formatting, calculation and rounding methodology may cause discrepancies between the two sources.

Current Periods and Interest Rates

			Class A1 Notes	Class A2 Notes	Class A3 Notes	Class B Notes

Determination Date	10 Jun 2005

Payment Date	20 Jun 2005	USD-LIBOR-BBA	3.05000% pa	not applicable	not applicable	not applicable

Interest Period		BBSW	not applicable	5.82670% pa	not applicable	5.82670% pa
From (and including)	21 Mar 2005
To (but excluding)	20 Jun 2005	EURIBOR	not applicable	not applicable	2.136% pa	not applicable
Number of days	91
		Margin	0.11% pa	0.19% pa	0.12% pa	0.44% pa
Collection Period
From start of month	Mar 2005	Interest Rate	3.16000% pa	6.01670% pa	2.25600% pa	6.26670% pa
To end of month	May 2005

Noteholder Distribution Summary

	Class A1 Notes (USD)		Class A2 Notes (AUD)		Class A3 Notes (EUR)		Class B Notes (AUD)		Subordination
	Per Note	Aggregate	Per Note	Aggregate	Per Note	Aggregate	Per Note	Aggregate	%

Original Face Amount	100,000.0000	1,000,000,000.00	500,000.00	500,000,000.00	100,000.0000	308,400,000.00	500,000.0000	18,000,000.00	0.72%
Beginning Note Balance	83,579.5651	835,795,650.3200	417,897.8253	417,897,825.1500	83,579.5800	257,759,378.5500	500,000.0000	18,000,000.00	0.87%
Interest Distribution	667.6100	6,676,100.0000	6,268.6929	6,268,692.9300	476.6300	1,469,926.9200	7,811.9137	281,228.89
Principal Distribution	7,341.4314	73,414,314.8900	36,707.1574	36,707,157.4400	7,341.4300	22,640,974.7200	0.0000	0.00
Ending Note Balance	76,238.1337	762,381,335.430	381,190.6679	381,190,667.710	76,238.1500	235,118,403.830	500,000.0000	18,000,000.00	0.95%
Less Carryover Principal Chargeoffs	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.00
Ending Stated Amount	76,238.1337	762,381,335.4300	381,190.6679	##############	76,238.1500	235,118,403.830	500,000.0000	18,000,000.00	0.95%

Total Distribution	8,009.0414	80,090,414.8900	42,975.8503	42,975,850.3700	7,818.0600	24,110,901.6400	7,811.9137	281,228.89

Current Note Factor	0.76238133540	0.7623813354	0.762381	0.762381	0.762382	0.762381	1.000000	1.000000

Principal Distribution Statement (AUD)

Principal Collections on Housing Loans	194,887,265.19
Amount to be drawn on the Payment Date under the Redraw Facility Agreement	0.00
Issue proceeds of any Redraw Notes to be issued on the Payment Date	0.00
Other Amounts of principal received	0.00

Total Principal Collections		194,887,265.19

Reimbursement of Redraws	17,413,686.23
Repay Redraw Principal	0.00
Principal Draw	0.00
Repay Redraw Note Principal	0.00
A$Class A1 Principal	104,877,592.70
A$Class A2 Principal	36,707,157.44
A$Class A3 Principal	39,375,608.20
A$Class B Principal	0.00

Total Principal Distribution		198,374,044.57

Interest Distribution Statement (AUD)

Interest Collections	38,220,973.27
Principal Drawing	0.00
Liquidity Drawing	0.00

Total Available Income		38,220,973.27

Expenses	2,177,113.06
(includes all fees, net interest rate swap payment and other expenses of the Trust)
Reimbursement of previous Liquidity Drawings	0.00
A$Class A1 Interest Amount	18,110,741.45
A$Class A2 Interest Amount	6,268,692.93
A$Class A3 Interest Amount	6,815,485.89
A$Note Interest Amount for Redraw Notes	0.00
Interest payable under the Redraw Facility Agreement	0.00
Interest payable under the Liquidity Facility Agreement	0.00
A$Note Interest Amount for Class B Notes	281,228.89

Excess Available Income available for Distribution		4,567,711.05
(includes reimbursement of Principal Charge-Offs, unreimbursed Principal Drawings and distribution to Residual Income Unit Holder)
Excess Available Income applied to repay Principal Draw		3,486,779.38
Remaining Balance of Principal Draw		0.00
Capitalised Items not Remitted as Principal and Interest Distributions		98,155.58

Support Facilities (AUD)

Liquidity Facility		Redraw Facility
Liquidity Facility Limit	18,630,000.00	Redraw Facility Limit	15,000,000.00
Amount Drawn	0.00	Amount Drawn	0.00

Historical CPR

2004	Sep 2004	Oct 2004	Nov 2004	Dec 2004	Jan 2005	Feb 2005	Mar 2005	Apr 2005	May 2005
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

Monthly CPR	30.8	27.5	29.9	29.9	32.9	26.2	25.4	27.5	28.7

Delinquency Information as at Month Ending	31 May 2005

	31-60 Days	61-90 Days	91-120 Days	> 120 days	Foreclosure/
	Past Due	Past Due	Past Due	Past Due	REO	Total

No. of loans	64	13	5	5	15	102
No. of loans (%)	0.33%	0.07%	0.03%	0.03%	0.08%	0.54%
Balance outstanding ($)	7,439,879.77	1,817,601.07	560,881.79	634,070.75	1,567,854.22	12,020,287.60
Balance outstanding (%)	0.39%	0.10%	0.03%	0.03%	0.09%	0.64%
Instalment Amount ($)	96,417.18	37,113.22	18,277.50	30,077.74	54,411.33	236,296.97

Historical Delinquencies as a Percentage of Balance Outstanding

	Sep 2004	Oct 2004	Nov 2004	Dec 2004	Jan 2005	Feb 2005	Mar 2005	Apr 2005	May 2005
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

31-60 Days Past Due	0.25	0.23	0.25	0.29	0.49	0.29	0.30	0.37	0.39
61-90 Days Past Due	0.00	0.07	0.08	0.05	0.05	0.10	0.05	0.10	0.10
91-120 Days Past Due	0.00	0.00	0.02	0.05	0.01	0.03	0.07	0.02	0.03
> 120 Days Past Due	0.00	0.00	0.01	0.02	0.03	0.02	0.02	0.04	0.03
Foreclosure/REO	0.00	0.00	0.00	0.01	0.02	0.03	0.04	0.07	0.09
Total	0.25	0.30	0.36	0.42	0.60	0.47	0.48	0.60	0.64

Loss Data

	Dec 2004		Mar 2005		Jun 2005
Quarter Ended	(AUD)	(No Loans)	(AUD)	(No Loans)	(AUD)	(No Loans)

Losses on Sale of Property	0.00	0	0.00	0	0.00	0
Losses after Mortgage Insurance	0.00	0	0.00	0	0.00	0
Cumulative Losses after Mortgage Insurance	0.00	0	0.00	0	0.00	0
Cumulative Losses After Mortgage Insurance (%)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Summary and Weighted Average Calculations	At Issue	Nov 2004	Feb 2005	May 2005

Total Collateral Balance (AUD)	2,418,339,663.17	2,271,561,971.43	2,076,274,609.15	1,898,899,185.77
Total Number of Loans	23,176	22,112	20,575	19,139
Current Average Loan Balance (AUD)	104,346.72	102,729.83	100,912.50	99,216.22
Maximum Loan Balance (AUD)	868,291.34	863,638.81	853,231.99	858,432.81
Current Weighted Average LVR	45.99%	44.92%	43.80%	42.74%

Weighted Average Loan Rate	6.78%	6.78%	6.78%	6.97%
Weighted Average Term to Maturity (WAM) (months)	240	238	235	232
Weighted Average Seasoning (WAS) (months)	50	52	55	58

Loan Size Distribution as at Month Ending	31 May 2005

	Number of	Balance of	Number of	Balance of
Loan Size Distribution	Loans	Loans (AUD)	Loans (%)	Loans (%)

Loan Size < $50,000	4,746	152,648,224.41	24.80%	8.04%
$50,000 <Loan Size < $100,000	7,035	520,780,025.45	36.76%	27.43%
$100,000 <Loan Size < $150,000	4,030	493,237,073.18	21.06%	25.97%
$150,000 <Loan Size < $200,000	1,727	296,553,589.54	9.02%	15.62%
$200,000 <Loan Size < $250,000	819	181,644,973.93	4.28%	9.57%
$250,000 <Loan Size < $300,000	399	108,786,989.25	2.08%	5.73%
$300,000 <Loan Size < $350,000	190	61,408,418.07	0.99%	3.23%
$350,000 <Loan Size < $400,000	91	33,961,880.33	0.48%	1.79%
$400,000 <Loan Size < $450,000	49	20,919,029.17	0.26%	1.10%
$450,000 <Loan Size < $500,000	20	9,430,507.67	0.10%	0.50%
$500,000 <Loan Size < $750,000	31	17,820,160.27	0.16%	0.94%
$750,000 <Loan Size < $1,000,000	2	1,708,314.50	0.01%	0.09%

Total	19,139	1,898,899,185.77	100.00%	100.00%

LVR Distribution as at Month Ending	31 May 2005

	Number of	Balance of	Number of	Balance of
LVR Distribution	Loans	Loans (AUD)	Loans (%)	Loans (%)

LVR < 50%	13,795	1,199,094,970.78	72.08%	63.15%
50% < LVR < 55%	981	121,532,346.00	5.13%	6.40%
55% < LVR < 60%	872	110,927,383.38	4.56%	5.84%
60% < LVR < 65%	835	108,965,072.42	4.36%	5.74%
65% < LVR < 70%	840	111,259,169.91	4.39%	5.86%
70% < LVR < 75%	783	108,050,146.47	4.09%	5.69%
75% < LVR < 80%	429	58,996,960.68	2.24%	3.11%
80% < LVR < 85%	382	49,213,966.92	2.00%	2.59%
85% < LVR < 90%	203	27,765,107.23	1.06%	1.46%
90% < LVR < 95%	10	1,660,719.03	0.05%	0.09%
95% < LVR < 100%	—	—	0.00%	0.00%
LVR > 100%	9	1,433,342.95	0.05%	0.08%

Total	19,139	1,898,899,185.77	100.00%	100.00%

Mortgage Insurance as at Month Ending	31 May 2005

	Number of	Balance of	Number of	Balance of
Mortgage Insurer	Loans	Loans (AUD)	Loans (%)	Loans (%)

Genworth Financial	1,905	210,353,159.85	9.95%	11.08%
Royal & Sun Alliance	—	—	0.00%	0.00%
CGU Lenders Mortgage Insurance	54	4,068,926.81	0.28%	0.21%
PMI	—	—	0.00%	0.00%
Pool Insurance	17,180	1,684,477,099.11	89.76%	88.71%

Total	19,139	1,898,899,185.77	100.00%	100.00%

Geographic Distribution as at Month Ending	31 May 2005

	Number of	Balance of	Number of	Balance of
Geographic Distribution	Loans	Loans (AUD)	Loans (%)	Loans (%)

ACT Inner City	329	33,114,937.58	1.72%	1.74%
ACT Metro	139	13,470,290.68	0.73%	0.71%
ACT Non Metro	—	—	0.00%	0.00%
NSW Sydney Inner City	50	8,509,689.80	0.26%	0.45%
NSW Sydney Metro	3,536	495,309,734.00	18.48%	26.08%
NSW Non-Metro	2,000	175,442,079.91	10.45%	9.24%
QLD Brisbane Inner City	45	4,877,683.83	0.24%	0.26%
QLD Brisbane Metro	1,553	143,692,578.70	8.11%	7.57%
QLD Non-Metro	1,695	130,915,556.10	8.86%	6.89%
VIC Melbourne Inner City	116	15,278,509.95	0.61%	0.80%
VIC Melbourne Metro	4,558	456,218,193.04	23.82%	24.03%
VIC Non-Metro	1,328	94,288,534.57	6.94%	4.97%
WA Perth Inner City	59	5,812,654.27	0.31%	0.31%
WA Perth Metro	1,803	170,722,022.34	9.42%	8.99%
WA Non-Metro	480	38,825,910.69	2.51%	2.04%
SA Adelaide Inner City	16	1,735,022.00	0.08%	0.09%
SA Adelaide Metro	1,048	84,783,565.02	5.48%	4.46%
SA Non-Metro	249	16,573,624.09	1.30%	0.87%
NT Darwin Inner City	6	319,786.42	0.03%	0.02%
NT Darwin Metro	—	—	0.00%	0.00%
NT Non-Metro	4	379,928.82	0.02%	0.02%
TAS Hobart Inner City	10	752,771.57	0.05%	0.04%
TAS Hobart Metro	66	4,405,973.42	0.34%	0.23%
TAS Non-Metro	49	3,470,138.97	0.26%	0.18%
Undefined Post Code	—	—	0.00%	0.00%

Total	19,139	1,898,899,185.77	100.00%	100.00%

Seasoning Analysis – Total Portfolio as at Month Ending	31 May 2005

	Number of	Balance of	Number of	Balance of
Seasoning Analysis	Loans	Loans (AUD)	Loans (%)	Loans (%)

Seasoning < 3 months	—	—	0.00%	0.00%
3 months < Seasoning < 6 months	—	—	0.00%	0.00%
6 months < Seasoning < 12 months	—	—	0.00%	0.00%
12 months < Seasoning < 18 months	—	—	0.00%	0.00%
18 months < Seasoning < 24 months	—	—	0.00%	0.00%
24 months < Seasoning < 36 months	418	59,915,808.54	2.18%	3.16%
36 months < Seasoning < 48 months	4,573	528,503,089.34	23.89%	27.83%
48 months < Seasoning < 60 months	6,238	638,413,022.36	32.59%	33.62%
Seasoning > 60 months	7,910	672,067,265.53	41.33%	35.39%

Total	19,139	1,898,899,185.77	100.00%	100.00%

Remaining Loan Term as at Month Ending	31 May 2005

	Number of	Balance of	Number of	Balance of
Remaining Loan Term	Loans	Loans (AUD)	Loans (%)	Loans (%)

Term < 5 years	191	7,968,845.08	1.00%	0.42%
5 years < Term < 10 years	828	46,647,427.29	4.33%	2.46%
10 years < Term < 15 years	1,392	101,955,332.28	7.27%	5.37%
15 years < Term < 20 years	8,016	741,611,586.92	41.88%	39.05%
20 years < Term < 25 years	8,355	947,903,508.17	43.65%	49.92%
25 years < Term < 30 years	357	52,812,486.03	1.87%	2.78%
30 years < Term < 35 years	—	—	0.00%	0.00%
Term > 35 years	—	—	0.00%	0.00%

Total	19,139	1,898,899,185.77	100.00%	100.00%

Loan Purpose as at Month Ending	31 May 2005

	Number of	Balance of	Number of	Balance of
Loan Purpose	Loans	Loans (AUD)	Loans (%)	Loans (%)

Purchase	6,321	649,665,484.97	33.03%	34.21%
Refinance	5,951	542,321,693.61	31.09%	28.56%
Refinance - Cash Out	1,399	108,568,043.76	7.31%	5.72%
Investor	4,340	491,269,873.20	22.68%	25.87%
Other	1,128	107,074,090.23	5.89%	5.64%

Total	19,139	1,898,899,185.77	100.00%	100.00%

Loan Type by Interest Rate as at Month Ending	31 May 2005

	Number of	Balance of	Number of	Balance of
Loan Type	Loans	Loans (AUD)	Loans (%)	Loans (%)

Variable Rate	15,306	1,490,523,663.91	79.97%	78.49%
Fixed Rate	3,833	408,375,521.86	20.03%	21.51%

Total	19,139	1,898,899,185.77	100.00%	100.00%

Fixed Rate Term Remaining as at Month Ending	31 May 2005

	Number of	Balance of	Number of	Balance of
Remaining Fixed Rate Term	Loans	Loans (AUD)	Loans (%)	Loans (%)

Term < 1 year	1,697	174,570,515.95	44.27%	42.75%
1 years < Term < 2 years	920	103,940,720.74	24.00%	25.45%
2 years < Term < 3 years	534	59,098,141.46	13.93%	14.47%
3 years < Term < 4 years	318	33,527,117.56	8.30%	8.21%
4 years < Term < 5 years	260	27,100,864.58	6.78%	6.64%
Term > 5 years	104	10,138,161.57	2.71%	2.48%

Total	3,833	408,375,521.86	100.00%	100.00%

Contact Details

Trust Manager	National Global MBS Manager Pty Ltd

Contacts	Michael White
Manager Group Funding (Securitisation)
National Australia Bank (Melbourne, Australia)
	Phone:	(+613) 8641 2157
	Facsimile:	(+613) 8641 0906
	Email:	michael_a_white@national.com.au